SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SL INDUSTRIES INC.

          GAMCO INVESTORS, INC.
                       9/15/04          275,900-           11.5000
                       9/15/04            1,500            11.4960
                       9/15/04            5,000-             *DO
                       9/13/04            1,100-           11.4800
                       9/13/04            1,000            11.4980
                       9/13/04            3,000-             *DO
                       9/10/04              400-           11.4800
                       9/08/04              500-           11.4700
                       9/07/04            1,500-           11.4800

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.